PARTIAL PAYMENT AND TEMPORARY STAND STILL AGREEMENT

THIS PARTIAL PAYMENT AND TEMPORARY STAND STILL AGREEMENT (this “Partial Payment Agreement”) is entered into as of January 14, 2019, by and among Quantum Materials Corp., a Nevada corporation (the “Company”), Carson Diversified Investments, LP, a Texas limited partnership (“Diversified”), and Carson Haysco Holdings, LP, a Texas limited partnership (“Haysco,” and together with Diversified, the “Holders”). Each of the parties to this Partial Payment Agreement will be referred to individually as a “Party” or jointly as the “Parties.”

WHEREAS, the Company and Holders entered into that certain Amended and Restated Subscription Agreement dated January 15, 2015 (the “Subscription Agreement”).

WHEREAS, the Company previously issued that certain Convertible Debenture, dated January 15, 2015 (the “Diversified Debenture”), in the original principal amount of $250,000 to Diversified.

WHEREAS, the Company previously issued that certain Convertible Debenture, dated January 15, 2015 (the “Haysco Debenture,” and together with the Diversified Debenture, the “Debentures”), in the original principal amount of $250,000 to Haysco.

WHEREAS, the Parties previously entered into that certain agreement, dated as of October 10, 2016 (the “First Extension Agreement”), for the purpose of, among other things, amending the Debentures to extend the Maturity Date of each of the Debentures.

WHEREAS, the Parties previously entered into that certain Ten-Day Extension Agreement, dated as of January 12, 2018 (the “Ten-Day Extension Agreement”), for the purpose of amending the Debentures to extend the Maturity Date of each of the Debentures.

WHEREAS, the Parties previously entered into that certain Extension Agreement, dated as of January 24, 2018 (the “2018 Extension Agreement), for the purpose of, among other things, amending the Debentures to extend the Maturity Date of each of the Debentures, allow for the partial conversion of the Debentures at Holders’ election, and to expand the secured interest for each Debenture to include both the Phase 1 and Phase 2 Microreactors.

WHEREAS, the Holders sent Company a Notice of Default and Immediate Demand for Payment on December 21, 2018 via certified mail after Company did not pay the outstanding principal amounts due to Diversified and Haysco on the Maturity Date.

WHEREAS, the Parties desire to amend the Debentures as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree, intending to be legally bound, as follows:

Section 1. Payments.

(a)	Diversified Payments. The Company shall pay to Diversified:

(i)	$75,000.00 in immediately available funds by cash or wire transfer on the date of this Amendment as a payment applicable first to interest accrued on the outstanding principal since December 15, 2018 at the Default Rate (as defined in Section 1C of the Debentures) and then to the original principal amount; and

(ii)	the remaining outstanding principal amount under the Diversified Debenture, plus all accrued and unpaid interest on the Diversified Debenture at the Default Rate, on the Amended Maturity Date (as defined in Section 2 below).

(b)	Haysco Payments. The Company shall pay to Haysco:

(i)	$75,000.00 in immediately available funds by cash or wire transfer on the date of this Amendment as a payment applicable first to interest accrued on the outstanding principal since December 15, 2018 at the Default Rate and then to the original principal amount; and

(ii)	the remaining outstanding principal amount under the Haysco Debenture, plus all accrued and unpaid interest on the Haysco Debenture at the Default Rate, on the Amended Maturity Date.

(c) Effect of Payments. Upon full payment of the funds described in Section 1(a) and Section 1(b) above, each Holder agrees, covenants, promises, represents and warrants that:

(i)	all indebtedness of the Company owed to such Holder on, as of and through the Amended Maturity Date (the “Outstanding Amounts”), and all guaranties, liens, pledges, security interests, subordinating interests and other collateral interests that may have been granted or created in favor of such Holder in connection with Outstanding Amounts (including but not limited to the security interests granted in Section 3 of each of the Debentures, as amended, the “Collateral Interests”), shall be discharged, paid, released, satisfied and terminated in full and shall be of no further force and effect;

(iii)	to evidence the foregoing, such Holder agrees to execute such UCC-3 termination statements, assignments and other releases and discharges as shall reasonably be accurately prepared and requested by the Company related to the secured interests granted by the Debentures. After receipt of the Outstanding Amounts, the Company or its designee is authorized to file any and all UCC termination statements as may be necessary to release the liens and security interests granted to the Holders pursuant to each of the Debentures at the Company’s expense; and

(iv)	such Holder shall, upon receipt of the its respective portion of the Outstanding Amounts, forward the original Diversified Debenture or Haysco Debenture, as applicable, to the Company.

Section 2. Amendment to Debentures. The Maturity Date, as defined in Section 2(A) of each of the Debentures and as amended, shall be March 1, 2019 (herein the “Amended Maturity Date”).

Section 3. Standstill. Each of the Holders agrees, covenants, promises, represents and warrants that it shall not do any of the following prior to the Maturity Date:

(a)	exercise any remedy under either or both of the Debentures with respect to any Event of Default or any other breach, default or other violation under either or both of the Debentures or the other agreements, certificates, documents and other instruments described in Section 15(D) of each of the Debentures, including but not limited to the any rights under Section 3 of each of the Debentures; or

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(c)	demand any payment of principal, accrued and unpaid interest, penalties or any other amounts under either or both of the Debentures prior to the Amended Maturity Date.

Section 4. Full Force and Effect. This Amendment is not intended by the parties to be a novation of the Debentures, and, except as expressly modified herein, all agreements, covenants, obligations, promises, representations, terms or warranties as set forth in the Debentures are hereby reaffirmed and shall otherwise remain in full force and effect as originally written, including, but not limited to, Holders’ rights of partial conversion of any outstanding principal balance as granted in Section 1(b) of the 2018 Extension Agreement. Any reference to either Debenture shall refer to such Debenture as amended by the First Extension Agreement, the Ten-Day Extension Agreement, the 2018 Extension Agreement, and this Partial Payment Agreement. The execution, delivery and performance of this Partial Payment Agreement shall not operate as a limitation or waiver of or, except as expressly set forth herein, as an amendment to any power, remedy or right of the Holders under their respective Debentures.

Section 5. Governing Law. This Partial Payment Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Partial Payment Agreement shall be governed by, the laws of the State of Texas without giving effect to provisions thereof regarding conflict of laws.

Section 6. Counterparts. This Partial Payment Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

QUANTUM MATERIALS CORP.

By:	/s/ Stephen B. Squires
Name:	Stephen B. Squires
Title:	President

CARSON DIVERSIFIED INVESTMENTS, LP

By:	Carson Diversified GP, LLC,
its General Partner

By:	/s/ W. C. Carson
Name:	W.C Carson
Title:	Manager of the General Partner

CARSON HAYSCO HOLDINGS, LP

By:	Carson Diversified GP, LLC,
its General Partner

By:	/s/ W. C. Carson
Name:	W.C Carson
Title:	Manager of the General Partner